Exhibit 99.1

CONTACT:

FTI CONSULTING

Jennifer Milan/Daniel Haykin

212-850-5600

FOR IMMEDIATE RELEASE

KID BRANDS APPOINTS KERRY CARR AS CHIEF FINANCIAL OFFICER; CONTINUES TO SERVE AS CHIEF OPERATING OFFICER

East Rutherford, N.J. – July 5, 2013 – Kid Brands, Inc. (NYSE: KID) today announced that the Company has appointed Kerry Carr as Chief Financial Officer, effective immediately, replacing James Christl, whose resignation for personal reasons from his position as Senior Vice President and Chief Financial Officer has been accepted by the Company. Ms. Carr will continue to serve as Executive Vice President and Chief Operating Officer of the Company.

Raphael Benaroya, President and CEO, commented, “We are pleased to have Kerry expand her leadership role with Kid Brands to serve in the additional capacity of Chief Financial Officer. Since joining Kid Brands, she has affected our business favorably in a number of areas including inventory management, logistics and expense reduction, while bringing a high level of energy and discipline to our organization. Kerry is committed to serving as Chief Financial Officer of Kid Brands, leading our seasoned and dedicated finance team. We are confident that her extensive financial experience in the consumer goods sector, including her service as a CFO, and additional finance, internal audit, operational and restructuring roles, will continue to benefit the Company going forward.”

Kid Brands noted that Mr. Christl’s separation from the Company is not related to any disputes with the Company or its Board of Directors concerning the Company’s financial statements, internal controls or accounting policies and practices.

Ms. Carr has served as Executive Vice President and Chief Operating Officer of Kid Brands since September 12, 2012, and served as an operational consultant to the Company for several months prior thereto. Prior to joining Kid Brands, Ms. Carr served in various senior executive positions for almost a decade at Avon Products, Inc., a New York Stock Exchange listed global beauty products company, most recently as Group Vice President – Long Range Business Review Initiative (November 2011-April 2012), where she performed a comprehensive operating and financial assessment of Avon’s global business, and prior thereto as Group Vice President – Global Supply Chain Finance (February 2008-November 2011); Vice President – Finance Transformation (July 2006-March 2008); Vice President (August 2005-July 2006), with responsibility for identifying and overseeing execution of Avon’s multi-year restructuring initiatives; and Vice President – Internal Audit (June 2003-August 2005). Preceding her tenure at Avon, she was Vice President – Internal Audit and Security at AT&T (September 2001-June 2003), and served in various capacities at the Walt Disney Company (1996-2001), including her latest position there as Senior Vice President and CFO – ABC Broadcasting.

Kid Brands, Inc.

Kid Brands, Inc. and its subsidiaries are leaders in the design, development and distribution of infant and juvenile branded products. Its design-led products are primarily distributed through mass market, baby super stores, specialty, food, drug, independent and ecommerce retailers worldwide.

The Company’s current operating subsidiaries consist of: Kids Line, LLC; LaJobi, Inc.; Sassy, Inc.; and CoCaLo, Inc. Through these wholly-owned subsidiaries, the Company designs, manufactures (through third parties) and markets branded infant and juvenile products in a number of complementary categories including, among others: infant bedding and related nursery accessories and décor and nursery appliances (Kids Line® and CoCaLo®); nursery furniture and related products (LaJobi®); and developmental toys and feeding, bath and baby care items with features that address the various stages of an infant’s early years, including the Kokopax® line of baby gear products (Sassy®). In addition to the Company’s branded products, the Company also markets certain categories of products under various licenses, including Carter’s®, Disney®, Graco® and Serta®. Additional information about the Company is available at www.kidbrands.com.

Note: This press release contains certain forward-looking statements. Additional written and oral forward-looking statements may be made by the Company from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These forward-looking statements include statements that are predictive in nature and depend upon or refer to future events or conditions, and include, but are not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management and assumptions regarding our future performance, operating expenses, working capital needs, liquidity and capital requirements, business trends and competitiveness. Forward-looking statements include, but are not limited to, words such as “believe”, “plan”, “anticipate”, “estimate”, “project”, “may”, “planned”, “potential”, “should”, “will”, “would”, “could”, “might”, “possible”, “contemplate”, “continue”, “expect”, “intend”, “seek” or the negative of or other variations on these and other similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, are also forward-looking statements. The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to, those set forth under Part I, Item 1A, Risk Factors, of the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC. Forward-looking statements are also based on economic and market factors and the industry in which we do business, among other things. These statements are not guarantees of future performance. Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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